Exhibit 10.2

Execution Version
AMENDMENT NO. 7 to CREDIT AGREEMENT
This AMENDMENT NO. 7 TO CREDIT AGREEMENT (this “Agreement”) is entered into as of November 14, 2025, by and among T1 G1 Dallas Solar Module (Trina) LLC, a Texas limited liability company (the “Borrower”), the lenders party hereto constituting the Required Lenders under the Credit Agreement (defined below) (collectively, the “Required Lenders”), HSBC Bank USA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, together with any successor administrative agent appointed pursuant to the Loan Documents, the “Administrative Agent”), and HSBC Bank USA, N.A., a national banking association, as collateral agent for the Secured Parties (in such capacity, together with any successor collateral agent appointed pursuant to the Loan Documents, the “Collateral Agent,” and together with the Borrower, the Required Lenders, and the Administrative Agent, collectively, the “Parties”).
W I T N E S S E T H
WHEREAS, reference is made to that certain Credit Agreement, dated as of July 16, 2024, as modified by that certain Consent, Waiver, Amendment No. 1 to Credit Agreement dated as of December 23, 2024, Amendment No. 2 to Credit Agreement dated as of February 13, 2025, Amendment No. 3 to Credit Agreement dated as of February 28, 2025, Amendment No. 4 to Credit Agreement dated as of March 14, 2025, Amendment No. 5 to Credit Agreement dated as of April 30, 2025 and Amendment No. 6 to Credit Agreement dated as of June 30, 2025 (and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Administrative Agent, the Collateral Agent and the Lenders, pursuant to which, among other things, the Lenders have agreed to extend financing to the Borrower with respect to the development, design, permitting, engineering, procurement, construction, completion, testing, operation and maintenance of a solar photovoltaic module manufacturing facility with a total annual production capacity of 5 GWdc to be located in Wilmer, Texas;
WHEREAS, the Borrower and the Required Lenders desire to amend the Credit Agreement as follows.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Article I
DEFINITIONS
1.01Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

Article II

AMENDMENT TO CREDIT AGREEMENT
2.01Pursuant to Section 10.03 (Amendments and Waivers) of the Credit Agreement and subject to the terms and conditions herein and therein, effective on and as of the Effective Date (defined below):
(a)Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the applicable alphabetical order:
(b)“Additional TUS Offtake Contract” means that certain Fixed Margin Supply Contract, dated as of November 14, 2025, between the Borrower and TUS and that certain Offtake Guaranty Agreement, dated as of November 14, 2025, between Trina Solar Energy Development Pte. Ltd., a Singapore private limited company and the Borrower.
(c)The definition of “Debt Service Reserve Required Balance” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(d)“Debt Service Reserve Required Balance” means, as of any date of determination, an amount equal to the sum of (a) the next six (6) months of Debt Service plus (b) $35,000,000.
(e)The definition of “Offtake Contract” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(f)“Offtake Contract” means (a) the RWE Offtake Contract (solely until the termination thereof), (b) the TUS Offtake Contract (solely until TUS’s commitment under the TUS Offtake Contract is reduced to zero), (c) any Acceptable Additional Third Party Offtake Contract, and (d) the Additional TUS Offtake Contract.
(g)The definition of “Offtaker” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(h)“Offtaker” means (a) with respect to the RWE Offtake Contract, RWE (solely until the termination thereof); (b) with respect to the TUS Offtake Contract, TUS (solely until TUS’s commitment under the TUS Offtake Contract is reduced to zero); (c) with respect to any Acceptable Additional Third Party Offtake Contract, the applicable purchaser of photovoltaic modules thereunder, and (d) with respect to the Additional TUS Offtake Contract, TUS.

(i)Article VI of the Credit Agreement is hereby amended by adding Section 6.29 below:
2.02“Section 6.29     45X Eligibility. Without limiting the Borrower's other obligations under this Agreement, by no later than December 31, 2025 the Borrower shall take all reasonably required steps to ensure that Borrower (as the regarded owner of the Project for U.S. federal income tax purposes) is eligible for 45X Credits with respect to the PV solar modules produced by the Project beginning January 1, 2026 including (but not limited to) that Borrower (or its regarded owner for federal income tax purposes) has not made any payment to a specified foreign entity (as defined in section 7701(a)(51)(B) of the Code) in or after calendar year 2025 pursuant to a contract, agreement, or other arrangement which entitles such specified foreign entity (or an entity related to such specified foreign entity) to an unrestricted contractual right to exercise effective control (as defined in section 7701(a)(51)(D) (ii)(I)) over the Project; provided, Borrower shall not be in breach of this Section 6.29 to the extent such breach results from any Lender being a specified foreign entity (as defined in Section 7701(a)(51)(B)of the Code).”
(a)Article VI of the Credit Agreement is hereby amended by adding Section 6.30 below:
(b)“Section 6.30 Updated Pro Forma Base Case Model. Following the execution of the Additional TUS Offtake Contract the Borrower shall deliver to the Lenders, no later than December 3, 2025, an updated Base Case Model demonstrating that the Cash Available for Debt Service attributable solely to the TUS Offtake Contract and the Additional TUS Offtake Contract is at least equal to the Cash Available for Debt Service from contracted Offtake Contracts reflected in the most recent Base Case Model as updated pursuant to this Agreement, which such updated Base Case Model shall be approved in writing by the Independent Engineer and a model validator reasonably acceptable to the Required Lenders.”
(c)Section 8.01(c)(i) of the Credit Agreement is hereby amended and restated as follows:
2.03“(i)     the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6.01(a) (with respect to notice of Default or Event of Default only), 6.02, 6.07 (with respect to the existence of Holdings, Trina Blocker and the Borrower only), 6.29, 6.30 or Article VII; or”

Article III
Article IVCONDITIONS TO EFFECTIVENESS
4.01This Agreement shall become effective on the date (the “Effective Date”) on which each the following conditions shall have been satisfied or waived:
(a)Executed Documents. The Parties (or their respective counsel) shall have received from each of the other Parties a counterpart of this Agreement which has been duly executed on behalf of each such Party.
(b)Fees and Expenses. All fees and expenses of the Secured Parties and their counsel that are due and payable as of the Effective Date shall have been, or will be on the Effective Date, paid in full.
Article V
Article VIREPRESENTATIONS AND WARRANTIES
6.01The Borrower hereby represents and warrants to the Lenders parties hereto and the Administrative Agent, as of the date hereof and as of the Effective Date, that:
(a)this Agreement has been duly executed and delivered by it and this Agreement, the Credit Agreement and the other Loan Documents to which it is party as in effect on the date hereof constitute the legal, valid and binding obligations of it, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability; and
(b)its execution, delivery and performance of this Agreement and its performance of, respectively, the Credit Agreement and the other Loan Documents to which it is party as in effect on the date hereof, have been duly authorized by all necessary limited liability company or corporate action and do not: (i) contravene the terms of its charter, bylaws, or other organizational documents, as applicable, (ii) violate any law or regulations, or any order or decree of any court or Governmental Authority, (iii) conflict with or result in the breach or termination of, constitute a default under or result in or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound, (iv) result in the creation or imposition of any Lien upon any of its property other than those in favor of the Collateral Agent pursuant to the Loan Documents, or (v) require the consent or approval of any Governmental Authority or any other Person.

Article VII
Article VIIIMISCELLANEOUS PROVISIONS
8.01Reference to Credit Agreement. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
8.02Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, transferees and permitted assigns.
8.03Governing Law, etc. Sections 1.02 (Computation of Time Periods; Other Definitional Provisions), 10.01 (Notices), 10.02 (Expenses; Indemnity; Damage Waiver), 10.12 (Governing Law; Jurisdiction; Etc.), 10.13 (Waiver of Jury Trial), 10.14 (Treatment of Certain Information; Confidentiality) and 10.16 (Counterparts; Integration; Effectiveness) of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis.
8.04Headings. All headings used herein are for reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
8.05Loan Document. This Agreement shall be a “Loan Document” for purposes of the definition thereof in the Credit Agreement.
8.06No Modification; No Other Matters. Except as expressly provided for herein, the terms and conditions of the Loan Documents shall continue unchanged and shall remain in full force and effect and are hereby ratified and affirmed. This Agreement is limited in effect and shall apply solely to the matters set forth herein and to the extent expressly set forth herein and shall not be deemed or construed as an amendment, waiver or consent of any other matters. Except as expressly provided herein, nothing herein shall be construed as or deemed to be a waiver or consent by Administrative Agent or any Lender of any past, present or future breach or non-compliance with any terms or provisions contained in any Loan Document, and nothing herein shall abrogate, prejudice, diminish or otherwise affect any powers, rights, remedies or obligations of any Person arising before the date of this Agreement.
8.07Lender Direction to Agents. The Lenders party hereto, constituting not less than the Required Lenders, hereby authorize and direct the Administrative Agent and the Collateral Agent to enter into this Agreement. Each Party acknowledges and agrees that the provisions of Article IX (The Agents) of the Credit Agreement shall apply to any and all actions taken by the

Administrative Agent and the Collateral Agent in accordance with such direction and this Agreement.
[Signature pages follow this page]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first written above.
BORROWER:
T1 G1 DALLAS SOLAR MODULE (TRINA) LLC

By:    __/s/ Evan Calio____
Name:    Evan Calio
Title:    President and Treasurer

[Signature Page to Amendment No. 7 to Credit Agreement]

ADMINISTRATIVE AGENT:
HSBC BANK USA, N.A.

By:    __/s/ Bertha Gallardo_____
Name:    Bertha Gallardo
Title:    Vice President

COLLATERAL AGENT:
HSBC BANK USA, N.A.

By:    __/s/ Bertha Gallardo_____
Name:    Bertha Gallardo
Title:    Vice President

[Signature Page to Amendment No. 7 to Credit Agreement]

LENDERS:
HSBC BANK USA, N.A.,
as Lender

By:    __/s/ Karun Chopra ____
Name:    Karun Chopra
Title:    Director, HSBC Infrastructure Finance

[Signature Page to Amendment No. 7 to Credit Agreement]

SOCIÉTÉ GÉNÉRALE, as Lender

By:    _/s/ Stephania Vasilieva
Name:    Stephania Vasilieva
Title:    Vice-President

[Signature Page to Amendment No. 7 to Credit Agreement]

STANDARD CHARTERED BANK, as Lender

By:    _/s/ Sridhar Nagarajan
Name: Sridhar Nagarajan
Title: Managing Director,
Head of Infrastructure and Development Finance, Americas

[Signature Page to Amendment No. 7 to Credit Agreement]